THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT, COPIES OF WHICH WILL BE MADE AVAILABLE UPON REQUEST.


                        GENERAL DATACOMM INDUSTRIES, INC.

                          COMMON STOCK PURCHASE WARRANT


No. W-1                                               September 15, 2003


                   Warrant to Purchase Shares of Common Stock


                  GENERAL DATACOMM INDUSTRIES, INC., a Delaware corporation (the "Corporation"), for value received, hereby certifies that ABLECO HOLDING LLC, a Delaware limited liability company, or its registered assigns (the "Holder"), is entitled to purchase from the Corporation the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"), equal to the Warrant Quantity, at a purchase price of $0.01 per share (the "Warrant"), at any time or from time to time on and after December 31, 2004, if the Obligations have not been paid in full by such date (the "Initial Exercise Date"), but prior to 5:00 P.M., New York City time, on September 15, 2013 (the "Expiration Date"), subject to the terms, conditions and adjustments set forth below in this Warrant; provided, that if all of the Obligations under the Loan Agreement are paid in full on or before December 31, 2007, (i) the Expiration Date shall be the date of such payment and (ii) any Common Stock issued upon exercise of this Warrant shall be cancelled and redeemed at the Corporation's option, at the price per share paid by the Holder or its assignee for such Common Stock.

                  1. Definitions. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

                  "Business Day" shall mean any day other than a Saturday or a Sunday or any day on which national banks are authorized or required by law to close. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Corporation the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  "Corporation" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Corporation hereunder in compliance with Section 4.

                  "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 10 consecutive trading days commencing 15 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined jointly by the Corporation and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith, by an independent investment banking firm selected jointly by the Corporation and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Corporation shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

                  "Fully-Diluted Basis" shall mean, without duplication, the sum of (a) all shares of Common Stock issued and outstanding at the date of determination, (b) all shares of Common Stock issuable, as of the date of determination, upon the exercise of this Warrant and any other option, warrant or similar right outstanding at the time of determination, whether or not presently exercisable, and (c) all shares of Common Stock issuable, as of the date of determination, upon the exercise of any conversion or exchange right contained in any security convertible into or exchangeable for shares of Common Stock.

                  "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Initial Exercise Date" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Loan Agreement" shall mean that certain Loan and Security Agreement, dated as of the date hereof, by and among the Corporation, General DataComm, Inc., DataComm Leasing Corporation, GDC Federal Systems, Inc., GDC Naugatuck, Inc., GDC Holding Company, L.L.C., the lenders party thereto from time to time and Ableco Finance LLC, as agent for such lenders.

                  "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (i) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, (iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined jointly by the Corporation and the Holder; provided, however, if such parties are unable to reach agreement within a reasonable period of time, the fair value shall be determined in good faith by an independent investment banking firm selected jointly by the Corporation and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Corporation shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Obligations" shall mean the Obligations (as defined in the Loan Agreement).

                  "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Corporation or any other Person (corporate or otherwise) which the holders of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

                  "Partial Exercise" shall mean any exercise of this Warrant for less than the Warrant Quantity on the date of such exercise.

                  "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

                  "Purchase Price" shall mean $0.01 per share.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the date hereof between the Corporation and the Holder.

                  "Restricted Securities" shall mean (i) any warrants bearing the applicable legend set forth in Section 10.1, (ii) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of this Warrant which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of this Warrant as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Warrant" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Warrant Quantity" shall mean, at the time that the Holder exercises the Warrant in whole or in part, or such other measurement date, 10% of the total number of shares of Common Stock then outstanding, on a Fully-Diluted Basis, subject to adjustment pursuant to Section 2.1(c).

                  2.       Exercise of Warrant.
                           -------------------

                  2.1. Manner of Exercise; Payment of the Purchase Price; Adjustment for Partial Exercise. (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time after the Initial Exercise Date through the Expiration Date, by surrendering to the Corporation at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

                  (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Corporation or by wire transfer to the Corporation, (ii) by cancellation of all or any part of the unpaid principal amount of the then-outstanding Obligations in an amount equal to the Purchase Price, (iii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Corporation and the number of shares issuable upon such exercise shall be reduced by such specified number, or
(iv) by surrender to the Corporation for cancellation certificates representing shares of Common Stock of the Corporation owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

                  (c) In the event of any Partial Exercise of this Warrant, the Warrant Quantity shall be reduced, effective as of the effective date of such Partial Exercise, by such number of shares of Common Stock equal to the difference between (i) the Warrant Quantity on the date of such Partial Exercise and (ii) the number of shares of Common Stock, on a Fully-Diluted Basis, purchased by the Holder in connection with such Partial Exercise.

                  2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Corporation as provided in
Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

                  2.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter, the Corporation shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10, as the Holder may direct,
                           (i) a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, and

                           (ii) in case such exercise is a Partial Exercise, a new Warrant or Warrants of like tenor, for the balance of the Warrant Quantity, as adjusted pursuant to Section 2.1(c).

                  (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Corporation.

                  2.4. Corporation to Reaffirm Obligations. The Corporation shall, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the

Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Corporation to afford such rights to the Holder.

                  2.5. Tax Basis. The Corporation and the Holder hereby agree that the tax basis of this Warrant for purposes of the Internal Revenue Code of 1986, as amended, shall be $1,000, and the treatment of this Warrant under such Code by each of the Corporation and the Holder shall be consistent with such agreement.

                  3.       DIVIDENDS AND DISTRIBUTIONS.
                           ---------------------------

                  3.1. General; Warrant Quantity. This Warrant evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity, subject to adjustment as provided in Section 2.1(c).

                  3.2. Extraordinary Dividends and Distributions. In case the Corporation at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, (i) any distribution of other or additional stock, (ii) other securities or property or (iii) rights, options or warrants to subscribe for purchase or otherwise acquire either shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock other than (a) a dividend payable in shares of Common Stock, then, in each such case, the Corporation shall pay to the Holder of this Warrant, at the time such dividend or distribution is paid to the holders of the Common Stock, an amount equal to the product of (i) the Warrant Quantity and (ii) the Fair Value of such dividend or distribution, at the time of such dividend or distribution, applicable to one share of Common Stock.

                  4.       Consolidation, Merger, etc.
                           --------------------------

                  4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Corporation after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, (b) shall permit any other Person to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Warrant.

                  4.2. Assumption of Obligations. Notwithstanding anything contained in this Warrant or in the Loan Agreement to the contrary, the Corporation shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Corporation) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Corporation under this Warrant (and if the Corporation shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Corporation from, any continuing obligations of the Corporation under this Warrant), (b) the obligations of the Corporation under the Registration Rights Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive and such Person shall have similarly delivered to the Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to the Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 4) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. Nothing in this
Section 4 shall be deemed to authorize the Corporation to enter into any transaction not otherwise permitted by the Loan Agreement.

                  5. Other Dilutive Events. In case any event shall occur as to which, the provisions of Section 3 or Section 4 hereof are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of the Corporation shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the purchase rights represented by this Warrant.

                  6. No Dilution or Impairment. The Corporation shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of this Warrant from time to time outstanding, (c) shall not take any action which results in any adjustment of the Warrant Quantity if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of this Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Corporation's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

                  7. ACCOUNTANTS' REPORT. At the reasonable request of the Holder from time to time, the Corporation, at its sole expense, shall promptly compute the number of shares of Common Stock issuable in accordance with the terms of this Warrant and, at the reasonable request of the Holder, cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation) selected by the Corporation to verify such computation (other than any computation of the Fair Value of property) and prepare a report setting forth the number of shares of Common Stock issuable in accordance with this Warrant and showing in reasonable detail the method of calculation thereof and the facts upon which such calculation is based. The Corporation shall forthwith mail a copy of each such report to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report. The Corporation shall also keep copies of all such reports at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

                  8.       Notices of Corporate Action.  In the event of:
                           ---------------------------

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any consolidation or merger involving the Corporation and any other Person, any transaction or series of transactions by the Corporation in which more than 50% of the voting securities of the Corporation are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Corporation to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, the Corporation shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified.

                  9. Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Corporation shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Corporation shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding warrants and maintain the listing of such shares after their issuance; and the Corporation shall also list on such national securities exchange, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Corporation.

                  10.      Restrictions on Transfer.
                           ------------------------

                  10.1. Restrictive Legends. Except as otherwise permitted by this Section 10, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT, COPIES OF WHICH WILL BE MADE AVAILABLE UPON REQUEST."

Except as otherwise permitted by this Section 10, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  HAVE  NOT  BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR

         OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE COMMON STOCK PURCHASE WARRANT ISSUED BY GENERAL DATACOMM INDUSTRIES, INC., A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER HEREOF AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE."

                  10.2. Transfer to Comply With the Securities Act. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except pursuant to
(i) an effective registration statement under the Securities Act and/or applicable state securities or Blue Sky laws or (ii) an exemption from registration under the Securities Act which is available.

                  10.3. Termination of Restrictions. The restrictions imposed by this Section 10 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Corporation, such restrictions are no longer required or necessary in order to protect the Corporation against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Corporation, without expense, new securities of like tenor not bearing the applicable legends required by Section 10.1.

                  11.      REPRESENTATIONS OF THE CORPORATION.
                           ----------------------------------

                  11.1. Organization and Qualification. The Corporation is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Corporation is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

                  11.2 Authorization; Enforcement; Compliance with Other Instruments. (i) The Corporation has the requisite corporate power and authority to enter into and perform its obligations under this Warrant and the Registration Rights Agreement and to issue the shares of Common Stock issuable upon exercise of this Warrant, (the "Warrant Shares") upon the exercise of this Warrant, in accordance with the terms hereof, (ii) the execution and delivery of this Warrant and the Registration Rights Agreement by the Corporation and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of this Warrant and the reservation for issuance and the issuance of the Warrant Shares, upon exercise of this Warrant, have been duly authorized by the Corporation's Board of Directors and no further consent or authorization is required by the Corporation, its Board of Directors or its stockholders, (iii) this Warrant and the Registration Rights Agreement have been duly executed and delivered by the Corporation, and (iv) this Warrant and the Registration Rights Agreement constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  11.3. Capitalization and Indebtedness. As of the date hereof, the authorized capital stock of the Corporation consists of (i) 50,000,000 shares of Common Stock, par value $0.01 per share, of which, as of the date hereof, 32,119,277 shares are issued and outstanding, (ii) 10,000,000 shares of Class B Stock, par value $0.01 per share ("Class B Stock"), of which, as of the date hereof, 2,057,103 shares are issued and outstanding (iii) 800,000 shares of 9% Cumulative Exchangeable Preferred Stock, par value $1.00 per share ("9% Preferred Stock"), of which, as of the date hereof, 782,496 shares are issued and outstanding, (iv) 200,000 shares of 5% Cumulative Convertible Preferred Stock, $1.00 per share ("5% Preferred Stock"), of which, as of the date hereof, no shares are issued and outstanding, as 113,000 shares were deemed converted into Common Stock on July 31, 2002 (subject to dispute) and (v) 2,000,000 shares of Preferred Stock, par value $1.00 per share, of which, as of the date hereof, none are issued and outstanding. All of the outstanding shares of Common Stock Class B Stock, 9% Preferred Stock, 5% Preferred Stock and Preferred Stock have been validly issued and are fully paid and nonassessable. No shares of Common Stock or Class B Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Corporation. Except as set forth in the Loan Agreement and as contemplated by this Warrant, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Corporation or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Corporation or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Corporation or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Corporation or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Corporation or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of this Warrant or, upon exercise of this Warrant, the issuance of the Warrant Shares.

                  11.4 Issuance of Warrant and Warrant Shares. This Warrant is duly authorized and shall not be subject to preemptive rights or other similar rights of stockholders of the Corporation. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of this Warrant, and upon such exercise, will be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to preemptive rights or other similar rights of stockholders of the Corporation.

                  11.5 No Conflicts. The execution, delivery and performance of this Warrant and the Registration Rights Agreement by the Corporation, and the consummation by the Corporation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrant Shares) will not (i) result in a violation of any organizational documents governing the Corporation or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Corporation or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Corporation or any of its subsidiaries or by which any property or asset of the Corporation or any of its subsidiaries is bound or affected. The Corporation is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Warrant or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Corporation is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                  11.6. Investment Company Status. The Corporation is not and, upon issuance of this Warrant or the Warrant Shares, will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  12. Reservation of Stock, etc. The Corporation shall at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant and any other warrants outstanding, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of this Warrant and any other warrants then outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable, with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Corporation ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Corporation's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Corporation shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Corporation's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Corporation shall supply such Transfer Agent with duly executed stock certificates for such purpose.

                  13.      Registration and Transfer of Warrants, etc.

                  13.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Corporation shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Corporation at its principal office or, at the Corporation's election and expense, by a Warrant Agent or the Transfer Agent. The Corporation shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Corporation may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 10, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

                  13.2.  Transfer of Warrants.  Except as provided  below,  this
Warrant and the Warrant Shares shall not be transferable by the Holder prior to December 31, 2007. Notwithstanding the foregoing, subject to compliance with
Section 10, if applicable, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment, attached hereto as Exhibit B, at the principal office of the Corporation, to any affiliate of the Holder (including any investment fund managed by the Holder or any affiliate of the Holder and any entity controlled by or under common control with the Holder). Upon any partial transfer, the Corporation shall, at its expense, issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred. Warrant Shares are transferable, in whole or in part, without charge to the Holder thereof, to any affiliate of the Holder (including any investment fund managed by the Holder or any affiliate of the Holder and any entity controlled by or under common control with the Holder).

                  13.3. Replacement of Warrants. On receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Corporation or, in the case of any such mutilation, on surrender of such Warrant to the Corporation at its principal office and cancellation thereof, the Corporation, at its expense, shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  13.4. Adjustments To Number of Shares. Notwithstanding the number or percentage, or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number or percentage, and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

                  13.5. Fractional Shares. Notwithstanding any adjustment in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Corporation shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Corporation shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction (after aggregation of all shares and fractional shares to be issued upon such exercise) multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

                  14. Remedies; Specific Performance. The Corporation stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant and accordingly, the Corporation agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Corporation under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Corporation shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

                  15. No Liabilities as STOCKHOLDER. Nothing contained in this Warrant shall be construed as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Corporation, whether such obligation or liabilities are asserted by the Corporation or by creditors of the Corporation.

                  16. Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Corporation:    General DataComm Industries, Inc.
                                            6 Rubber Avenue
                                            Naugatuck, CT  06770
                                            Attention:  Mr. William Henry,
                                            Chief Financial Officer
                                            Fax No.:  (203) 729-3182

                  with copies to:           Young Conaway Stargatt & Taylor, LLP
                                            The Brandywine Building
                                            1000 West Street, 17th Floor
                                            Wilmington, Delaware  19801
                                            Attention:  Joel Waite, Esq.
                                            Fax No.:  (302) 571-1253

                  If to Holder:             Ableco Holding LLC
                                            299 Park Avenue
                                            New York, New York  10171
                                            Attention:  Timothy Fording
                                            Fax No.:  (212) 909-1421

                  with copies to:           Schulte Roth & Zabel LLP
                                            919 Third Avenue
                                            New York, New York  10022
                                            Attention:  Eliot Relles, Esq.
                                            Fax No.:  (212) 593-5955

                  All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class registered or certified mail, return receipt requested, postage prepaid; provided, that, the exercise of any Warrant shall be effective in the manner provided in Section 2.

                  17. Amendments. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

                  18. Descriptive Headings, Etc. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

                  19. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS WARRANT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS WARRANT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE

CORPORATION AND HOLDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 19.

                  THE CORPORATION AND HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE CORPORATION AND HOLDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS WARRANT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  20. Registration Rights Agreement. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

                 21. Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Warrant, the Corporation agrees and the Holder, by taking and holding this Warrant agrees, that the prevailing party shall recover from the non-prevailing party all of such prevailing party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.



                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Corporation has executed and delivered this Warrant as of the date first above written.


                                      GENERAL DATACOMM INDUSTRIES, INC.


                                       By: /s/ HOWARD S. MODLIN
                                       Name:  HOWARD S. MODLIN
                                       Title:  CHAIRMAN


                         [Signature page to the Warrant]

                                             EXHIBIT A to
                                             Common Stock Purchase Warrant




                                     FORM OF
                           ELECTION TO PURCHASE SHARES

                  The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $0.01 per share ("Common Stock"), of GENERAL DATACOMM INDUSTRIES, INC. and hereby [makes payment of $________ therefor] [or] [makes payment therefor by application pursuant to
Section 2.1(b)(ii) of the Warrant of $_______ aggregate principal amount of the then-outstanding Obligations (as defined in the Loan Agreement) [or] [makes payment therefor by reduction pursuant to Section 2.1(b)(iii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by ___ shares] [or] [makes payment therefor by delivery of the following Common Stock Certificates of the Corporation (properly endorsed for transfer in blank) for cancellation by the Corporation pursuant to Section 2.1(b)(iv) of the Warrant, certificates of which are attached hereto for cancellation [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:  -------------------------------------------------------
                                     (NAME)
                           (ADDRESS, INCLUDING ZIP CODE)
                    (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO: -------------------------------------------------------
                                     (NAME)
                         (ADDRESS, INCLUDING ZIP CODE)

                  If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:         ---------------------------------------------------------
                                (NAME OF HOLDER)
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO: -------------------------------------------------------
                                (NAME OF HOLDER)
                          (ADDRESS, INCLUDING ZIP CODE)

Dated: ____________, 20__                        [NAME OF HOLDER]
                                                  By --------------
                                                  Name:
                                                 Title:

                                                         EXHIBIT B to
                                                  Common Stock Purchase Warrant

                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $0.01 per share ("Common Stock") of GENERAL DATACOMM INDUSTRIES, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:


Name of Assignee         Address                    No. of Shares





and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, 20__           [NAME OF HOLDER]



                                     By
                                        -------------------------
                                     Name:
                                     Title: